                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
           ---------------------------------------------------------

                        FORM 10-QSB SEPTEMBER 30, 1998
                        ------------------------------

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

             1. Statement of Cash Available for Distribution for the three months ended September 30, 1998:

                Net Income                                          $  45,000
                Add:   Depreciation                                    53,000
                       Amortization                                     2,000
                Less: Cash to reserves                                (74,000)
                                                                    ---------
                Cash Available for Distribution                     $  26,000
                                                                    ==========
                Distributions allocated to General Partners         $   1,000
                                                                    ==========
                Distributions allocated to Limited Partners         $  25,000
                                                                    ==========


             2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended September 30, 1998:


             Entity Receiving                                       Form of
               Compensation                                       Compensation                                          Amount
               ------------                                       ------------                                          ------
              General Partners                        Interest in Cash Available for Distribution                    $    1,000

              WFC Realty Co., Inc.
              (Initial Limited Partner)               Interest in Cash Available for Distribution                    $        5


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